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                                                                Exhibit 13(i)(a)


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 31 to the registration statement on Form N-3 of The Prudential Variable Contract Account-11 (the "Registration Statement") of our reports dated February 18, 1998, relating to the financial statements and financial highlights of The Prudential Variable Contract Account-10, The Prudential Variable Contract Account-11 and The Prudential Variable Contract Account-24, which appear in such Statement of Additional Information.



We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated March 5, 1998, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appears in such Statement of Additional Information.



We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Experts" in the Statement of Additional Information.





/s/ PRICE WATERHOUSE LLP




New York, New York



April 24, 1998



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